Item 77(c)
At a special meeting of shareholders of all series of Virtus
Equity Trust, Virtus Insight Trust and Virtus Opportunities
Trust, held on May 19, 2016, shareholders of Virtus Equity Trust
(the "Trust") voted on the following proposals:


Number of Eligible Votes:
Proposal 1.

To elect six Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected.


FOR                       AGAINST        ABSTAIN

George R. Aylward
76,300,233.296         3,067,034.578        0

Thomas J. Brown
76,229,850.000         3,137,417.874       0

Donald C. Burke
76,335,500.148         3,031,767.726        0

Roger A. Gelfenbien
76,143,196.612         3,224,071.262        0

John R. Mallin
76,357,511.609         3,009,756.265        0

Hassell H. McClellan
76,234,303.160         3,132,964.714        0


Shareholders of the Trust voted to approve the above proposal.
The nominees elected at the meeting joined the following incumbent Trustees as members of the Board of Trustees:
Geraldine M. McNamara, Philip R. McLoughlin, Richard E.
Segerson, James M. Oates and Ferdinand L.J. Verdonck.


Number of Eligible Votes:
Proposal 2.
To approve a proposal to permit Virtus Investment Advisers, Inc., as the investment adviser to all the Funds, to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

FOR                        AGAINST         ABSTAIN

Virtus Quality Small-Cap Fund
6,395,582.096           192,078.666        161,104.185

Shareholders of the Fund listed above voted to approve the above proposal.

At a special meeting of shareholders of Virtus Quality Large-Cap Value Fund, Virtus Small-Cap Sustainable Growth Fund, Virtus Strategic Allocation Fund (f/k/a Balanced Fund) and Virtus Tactical Allocation Fund, each a series of Virtus Equity Trust, held on June 16, 2016, shareholders voted on the following proposal:


Number of Eligible Votes:
Proposal 2.

To approve a proposal to permit Virtus Investment Advisers, Inc., as the investment adviser to all the Funds, to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.


FOR               AGAINST          ABSTAIN

Virtus Quality Large-Cap Value Fund
1,595,273.860    91,996.077      68,192.075

Virtus Small-Cap Sustainable Growth Fund
4,943,986.777    151,690.044    161,901.380

Virtus Strategic Allocation Fund
(f/k/a Balanced Fund)
14,049,738.184   1,590,278.231   1,111,223.197

Virtus Tactical Allocation Fund
6,834,576.357    868,790.039     503,063.675

Shareholders of the Funds listed above voted to approve the proposal.


At a special meeting of shareholders of Virtus Mid-Cap Growth Fund, Virtus Strategic Growth Fund, Virtus Contrarian Value Fund, Virtus Enhanced Core Equity Fund (f/k/a Growth & Income
Fund), Virtus Mid-Cap Core Fund, and Virtus Small-Cap Core Fund, each a series of Virtus Equity Trust, held on July 18, 2016, shareholders voted on the following proposals:



Number of Eligible Votes:
Proposal 2.

To approve a proposal to permit Virtus Investment Advisers, Inc., as the investment adviser to all the Funds, to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.


FOR                AGAINST           ABSTAIN

Virtus Mid-Cap Growth Fund
1,528,987.328     182,715.868      108,663.887

Virtus Strategic Growth Fund
12,604,603.933    1,426,785.792     970,465.876

Virtus Contrarian Value Fund
2,268,907.973         418,866.247      123,847.286

Virtus Enhanced Core Equity Fund (f/k/a Growth & Income Fund)
3,193,181.336         329,948.091      365,647.470

Virtus Mid-Cap Core Fund
667,382.241           34,405.648       38,116.054

Virtus Small-Cap Core Fund
5,359,077.823         218,544.658      210,330.848

Shareholders of Virtus Mid-Cap Growth Fund and Virtus Strategic Growth Fund voted to approve the above proposal. Shareholders of Virtus Contrarian Value Fund, Virtus Enhanced Core Equity Fund (f/k/a Growth & Income Fund), Virtus Mid-Cap Core Fund, and Virtus Small-Cap Core Fund did not approve the above proposal.



Number of Eligible Votes:
Proposal 6.

To amend the fundamental restrictions of the Fundamental Restriction Funds with respect to loans.

FOR                 AGAINST            ABSTAIN

Virtus Contrarian Value Fund
2,506,225.211      156,143.775        149,255.522

Shareholders of Virtus Contrarian Value Fund did not approve the above proposal.